                                                                   EXHIBIT 99.1t

                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN  CENTURY WORLD MUTUAL FUNDS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has (i) established a new series of shares  titled  International  Value Fund;  (ii)  eliminated  European
Growth Fund; (iii) eliminated  Service Class of shares;  (iv) eliminated C Class
II Class of shares;  and (v) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section  2-105(c) of the Maryland  General
Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                                   NO. OF SHARES     AGGREGATE PAR VALUE
------                                   -------------     -------------------
International Growth Fund                1,330,000,000         $13,300,000
International Discovery Fund               480,000,000         $ 4,800,000
Emerging Markets Fund                      160,000,000         $ 1,600,000
Global Growth Fund                         265,000,000         $ 2,650,000
Life Sciences Fund                         215,000,000         $ 2,150,000
Technology Fund                            115,000,000         $ 1,150,000
International Opportunities Fund           110,000,000         $ 1,100,000
European Growth Fund                                 0         $         0
International Stock Fund                   325,000,000         $ 3,250,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately  prior to the  Reallocation,  the  number  of  shares allocated  among  the duly  established  classes  of  shares  (each  hereinafter referred  to as a  "Class")  of the nine (9) Series of stock and  aggregate  par value of each class was as follows:

                                                NUMBER OF
                                                 SHARES            AGGREGATE
    SERIES NAME            CLASS NAME           ALLOCATED          PAR VALUE
    -----------            ----------           ---------          ---------

International             Investor           1,000,000,000       $10,000,000
  Growth Fund             Institutional        150,000,000         1,500,000
                          Service                        0                 0
                          Advisor              100,000,000         1,000,000
                          R                      5,000,000            50,000
                          C                     25,000,000           250,000
                          A                     25,000,000           250,000
                          B                     25,000,000           250,000
                          C II                           0                 0

International             Investor             400,000,000        $4,000,000
  Discovery Fund          Institutional         75,000,000           750,000
                          Service                        0                 0
                          Advisor                5,000,000            50,000
                          C                              0                 0

Emerging Markets Fund     Investor             100,000,000        $1,000,000
                          Institutional         50,000,000           500,000
                          Service                        0                 0
                          Advisor                5,000,000            50,000
                          C                      5,000,000            50,000

Global Growth Fund        Investor             150,000,000        $1,500,000
                          Institutional          5,000,000            50,000
                          Advisor                5,000,000            50,000
                          A                     25,000,000           250,000
                          B                     25,000,000           250,000
                          C                      5,000,000            50,000
                          R                     50,000,000           500,000

Life Sciences Fund        Investor             200,000,000        $2,000,000
                          Institutional          5,000,000            50,000
                          Advisor                5,000,000            50,000
                          C                      5,000,000            50,000

                                                 NUMBER OF
                                                  SHARES          AGGREGATE
    SERIES NAME            CLASS NAME            ALLOCATED        PAR VALUE
    -----------            ----------            ---------        ---------

Technology Fund            Investor             100,000,000       $1,000,000
                           Institutional          5,000,000           50,000
                           Advisor                5,000,000           50,000
                           C                      5,000,000           50,000

International              Investor             100,000,000       $1,000,000
  Opportunities Fund       Institutional         10,000,000          100,000
                           C                              0                0

European Growth Fund       Investor                       0                0
                           Institutional                  0                0
                           Advisor                        0                0
                           C                              0                0

International Stock Fund   Investor             325,000,000       $3,250,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation  among the ten (10) Series of stock of the Corporation as follows:

SERIES                                  NO. OF SHARES        AGGREGATE PAR VALUE
------                                 -------------         -------------------

International Growth Fund               1,330,000,000             $13,300,000
International Discovery Fund              480,000,000             $ 4,800,000
Emerging Markets Fund                     160,000,000             $ 1,600,000
Global Growth Fund                        265,000,000             $ 2,650,000
Life Sciences Fund                        215,000,000             $ 2,150,000
Technology Fund                           115,000,000             $ 1,150,000
International Opportunities Fund          110,000,000             $ 1,100,000
International Stock Fund                  100,000,000             $ 1,000,000
International Value Fund                  225,000,000             $ 2,250,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the Classes of shares of the nine (9) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                NUMBER OF
                                                 SHARES            AGGREGATE
    SERIES NAME            CLASS NAME           ALLOCATED          PAR VALUE
    -----------            ----------           ---------          ---------

International              Investor           1,000,000,000      $10,000,000
  Growth Fund              Institutional        150,000,000        1,500,000
                           Advisor              100,000,000        1,000,000
                           R                      5,000,000           50,000
                           C                     25,000,000          250,000
                           A                     25,000,000          250,000
                           B                     25,000,000          250,000

International              Investor             400,000,000       $4,000,000
  Discovery Fund           Institutional         75,000,000          750,000
                           Advisor                5,000,000           50,000

Emerging Markets Fund      Investor             100,000,000       $1,000,000
                           Institutional         50,000,000          500,000
                           Advisor                5,000,000           50,000
                           C                      5,000,000           50,000

Global Growth Fund         Investor             150,000,000       $1,500,000
                           Institutional          5,000,000           50,000
                           Advisor                5,000,000           50,000
                           A                     25,000,000          250,000
                           B                     25,000,000          250,000
                           C                      5,000,000           50,000
                           R                     50,000,000          500,000

Life Sciences Fund         Investor             200,000,000       $2,000,000
                           Institutional          5,000,000           50,000
                           Advisor                5,000,000           50,000
                           C                      5,000,000           50,000

Technology Fund            Investor             100,000,000       $1,000,000
                           Institutional          5,000,000           50,000
                           Advisor                5,000,000           50,000
                           C                      5,000,000           50,000

International              Investor             100,000,000       $1,000,000
  Opportunities Fund       Institutional         10,000,000          100,000

International Stock Fund   Investor             325,000,000       $3,250,000

International Value Fund   Investor              55,000,000         $550,000
                           Institutional         55,000,000          550,000
                           A                     55,000,000          550,000
                           B                      5,000,000           50,000
                           C                     50,000,000          500,000
                           R                      5,000,000           50,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN  CENTURY WORLD MUTUAL FUNDS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 13th day of December, 2005.

                                      AMERICAN CENTURY WORLD
ATTEST:                                 MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                     By: /s/ Charles A. Etherington
---------------------------------         --------------------------------------
Name:  Otis H. Cowan                      Name:   Charles A. Etherington
Title: Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice  President of AMERICAN  CENTURY  WORLD MUTUAL FUNDS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  December 13, 2005               /s/ Charles A. Etherngton
                                        ----------------------------------------
                                        Charles A. Etherington, Vice President